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EXHIBIT 23.1

Danziger & Hochman letterhead
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October 14, 2005


Board of Directors
Innofone.Com, Incorporated
3170 Olney-Laytonsville Road.
Suite 118
Only, Maryland 20732
U.S.A.


Dear Sirs:

This letter is to constitute our consent to include the audit report of Innofone.Com, Incorporated as of June 30, 2005 in the Registration Statement filed on Form 10-KSB contemporaneously herewith and subject to any required amendments thereto.

Yours very truly,

DANZIGER & HOCHMAN

/s/ David Danziger

David Danziger

DD/ekm